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                                                                      EXHIBIT 5

                                             June 29, 1994

COMSAT Corporation
6560 Rock Spring Drive
Bethesda, Maryland  20817

     Re: Shelf Registration Statement on Form S-3 Relating to $200,000,000 Aggregate Principal Amount of Debt Securities (The "Registration Statement").
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Ladies and Gentlemen:

          In connection with the proposed issuance and sale by COMSAT Corporation, a District of Columbia corporation (the "Company"), of up to $200,000,000 aggregate principal amount of debt securities (the "Debt Securities") to be issued pursuant to an indenture, dated as of March 15, 1991, as supplemented by a supplemental indenture, dated as of June 29, 1994 (the "Indenture"), between the Issuer and The Chase Manhattan Bank (National Association), as Trustee, I am of the opinion that:

          1. The Debt Securities and the Indenture have been duly and validly authorized by the Company.

          2. When the terms of any particular series and tenor of Debt Security have been duly authorized and established by necessary corporate action of the Company as contemplated by the Indenture, and Debt Securities of such series and tenor have been duly completed, executed, authenticated and issued in accordance with the Indenture and issued and sold as contemplated by the Registration Statement, the prospectus contained therein (the "Prospectus") and the applicable supplement to the Prospectus, the Debt Securities of such series and tenor will be legally issued and will constitute valid and binding obligations of the Company.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the use of my name under the caption "Validity of Debt Securities" in the Prospectus.


                              Very truly yours,

                              /s/Warren Y. Zeger

                              Warren Y. Zeger
                              Vice President and General Counsel